Exhibit 10.2

List of Holders

Noteholder	Principal Amount	Date of Note
Metropolitan Capital Partners V LLC	$147,710.17	March 24, 2020
The Jeffrey Schwarz Children’s Trust	$36,641.09	March 24, 2020
Karen Finerman	$24,427.43	March 24, 2020
Joel Greenblatt	$33,587.53	March 24, 2020
Jonathan Guss	$5,496.27	March 24, 2020
Stephanie Guss	$2,137.51	March 24, 2020
Key Family Holding Investimentos e Consultoria de Gestão Ltda.	$35,105.31	April 30, 2020
The Jeffrey Schwarz Children’s Trust	$51,122.32	April 30, 2020
Metropolitan Capital Partners V LLC	$206,087.98	April 30, 2020